Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2013 (except for Note 8.a, as which the date is September 3, 2013) in Amendment No. 1 to the Registration Statement (Form S-1/A No. 333-189779) and related Prospectus of OphthaliX Inc. dated September 3, 2013 for the registration of shares of its common stock.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
September 3, 2013	A Member of Ernst & Young Global